Exhibit 99.1

Broadridge Closes Penson Transaction, Expands Outsourcing Business

Lake Success, New York – June 28, 2010 – Broadridge Financial Solutions, Inc. (NYSE:BR) today announced the successful completion of the previously announced sale of the contracts of substantially all of the securities clearing clients of its subsidiary, Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”), to Penson Financial Services, Inc. (“PFSI”), a subsidiary of Penson Worldwide, Inc. (“PWI”) (NASDAQ:PNSN), for an aggregate purchase price of approximately $35.2 million.

In addition, Broadridge announced the execution of an 11-year global outsourcing services contract to provide securities processing and back-office support services to PFSI. The outsourcing services contract includes operations support and turn-key processing services for the securities clearing client contracts acquired by PFSI from Broadridge as well as PFSI’s existing securities clearing clients. PFSI will utilize Broadridge’s technology platform and staff to service the acquired clients and PFSI expects to convert its existing clients to Broadridge’s platform during 2011. Broadridge expects the global outsourcing services contract to generate approximately $50 to $55 million in annual revenue when PFSI’s clients are fully converted onto Broadridge’s securities processing platform.

With the closing of the sale, Broadridge exits the securities clearing business. As a result, it is expected that Broadridge will gain access to net cash estimated in the range of $210 to $240 million previously committed by Broadridge to the securities clearing business as regulatory capital.

The purchase price paid to Broadridge consists of (i) a five-year subordinated note from PWI in the principal amount of approximately $20.6 million bearing interest at an annual rate of 6.0%, and (ii) approximately 2,455,627 shares of PWI’s common stock (representing approximately 9.5% of PWI’s outstanding common stock as of May 31, 2010), at Friday’s closing price of PWI’s common stock of $5.95 per share. The purchase price is subject to certain adjustments post-closing including adjustments to reflect certain recently signed correspondent clearing contracts.

“This transaction is aligned with the strategic objectives of both Broadridge and Penson,” said Joseph Barra, President, Ridge Clearing & Outsourcing Solutions, Inc. “For Broadridge, this creates considerable momentum for our securities processing and outsourcing strategy, while Penson continues their long track record of success in growing their global clearing business,” he explained.

In connection with the closing, the parties entered into agreements to revise certain terms of the original transaction agreements, including finalizing the list of correspondent contracts to be sold to PFSI, agreeing on certain terms of the contracts signed at closing, and deferring the delivery of certain agreements pending further discussions.

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About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed-income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, such as our fiscal year 2010 financial guidance, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “2009 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2009 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; the pricing of Broadridge’s products and services; changes in laws affecting the investor communication services provided by Broadridge; changes in laws regulating registered securities clearing firms and broker-dealers; declines in trading volume, market prices, or the liquidity of the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of our outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems; Broadridge’s failure to keep pace with changes in technology and demands of its clients; availability of skilled technical employees; the impact of new acquisitions and divestitures; competitive conditions; and overall market and economic conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Rick Rodick

Broadridge Financial Solutions, Inc.

Vice President, Investor Relations

(516) 472-5474

Media Contact:	Broadridge Media Contact:

Ed Orgon	Arlene Driscoll
The Torrenzano Group	Broadridge Financial Solutions, Inc.
+1 (212) 681-1700, ext. 102	+ 1 (212) 981-1347
ed@torrenzano.com	Arlene.Driscoll@broadridge.com